Exhibit 99.1

GFI Group Inc. to Acquire Amerex Energy - North America,
A Leading Broker of Energy Products;
Increases Revenue Guidance for Third Quarter of 2006 to Greater than 30%
over Prior Year with Strong Growth across All Products Led by Energy

 - Timely and immediately accretive acquisition of Texas-based operations of premier independent broker of OTC energy products and addition of highly experienced brokerage team will provide GFI Group with one of the largest and fastest growing energy businesses in North America —

New York, September 7, 2006 — GFI Group Inc. (Nasdaq: GFIG) announced today that it has agreed to acquire substantially all of the North American brokerage operations and assets of Amerex Energy (“Amerex”), a group of business entities that is a leading interdealer broker (IDB) of electric power, natural gas and emissions products and related derivative and option contracts in North America.

The Amerex entities involved in the transaction with GFI had annual revenues of over $46 million in 2005 and exceeded $30 million in revenues in the first six months of 2006. GFI is paying $86 million in cash for substantially all of Amerex’s assets in North America, including its brokerage operations in Sugar Land, Texas.  Completion of the transaction is subject to standard closing conditions and is scheduled to close before the end of October.  GFI expects the acquisition of the Amerex operations and assets, which have been consistently profitable, to be immediately accretive to its earnings per share.

Founded in 1978, Amerex’s North American business provides deep trading liquidity for a range of energy and related derivatives products.  Amerex supports its markets with technology and post-execution management tools such as Xcheck and its participation in ConfirmHub, and also licenses historical pricing data.  Amerex has a leading market share in most of the markets and products in which it provides brokerage services and an excellent reputation with first-tier counterparties in the North American markets, especially traditional energy industry players.

The Amerex operations to be acquired have over 110 employees, including more than 70 brokerage personnel focused on ten energy product markets. In 2006, Amerex received 25 EnergyRisk awards for its brokerage services, including 15 first-place, 5 second-place and 5 third-place rankings.

Included in the transaction are Amerex brokerage operations covering the following products:

•              natural gas basis swaps;

•              fixed price, index and swing natural gas swaps;

•              physical and financial natural gas options;

•              natural gas EFPs and both long and short-term natural gas forwards;

•              electric power products involving all major U.S. physical and financial power market hubs, including East Coast long & short term power and West Coast long & short term power;

•              emissions products concerning all the U.S. Federal and regional emissions markets including Nox, SO2, HGA, ERCs, DERCs and RECs, including long and short-term emissions forwards; and

•              services for commercial energy customers involving procurement and pricing strategies that include the use of proprietary analytical tools, review of billing issues, development of pricing alternatives and risk management.

Michael Gooch, Chairman and Chief Executive Officer of GFI, said: “We are acquiring the premier independent broker of OTC energy products remaining in North America, with a well-earned reputation for quality service, strong management and product innovation in the electric power, natural gas and emissions markets.  This represents a further step in our strategy to broaden our presence in attractive OTC energy markets and complements our addition of oil and petroleum broker Starsupply last year and our other leading energy desks, including freight derivatives.  We believe this acquisition strengthens our ability to meet our client’s demands for innovative brokerage services in rapidly evolving markets for complex OTC products.”

Colin Heffron, GFI’s President, added: “GFI’s acquisition of Amerex will provide GFI with one of the largest and fastest growing OTC energy brokerage “footprints” in North America.  The acquisition will provide GFI with a major established presence in the Houston, Texas energy community, which is hard to penetrate but crucial to servicing the traditional U.S. energy industry players. We are pleased to welcome this highly talented brokerage team to the GFI family.”

Michael Cosgrove, Amerex’s President, said: “I am delighted by the opportunity to combine the skilled brokerage team, product expertise and industry clientele of Amerex North America with GFI Group, which I believe is the global leader in providing brokerage services to new OTC markets and transforming older markets. There is a tremendous amount of change happening in the global energy markets and this transaction will provide the expertise and resources we need to dominate the next evolution of the energy markets.”  Mr. Cosgrove will continue to serve as President of the Amerex business of GFI after the closing.

Revenue Guidance

GFI also announced today that it is increasing its guidance for brokerage revenue growth for the third quarter of 2006 because of strong growth across all product categories, led by its commodity category that includes energy products.  GFI currently expects to exceed 30% growth in brokerage revenues over the third quarter of 2005, based on current circumstances and absent any acute volatility events that could further increase such growth.  On August 4, 2006 the Company forecasted that third quarter 2006 brokerage revenue growth would meet or exceed its baseline target of 20%.  Notwithstanding the updated guidance contained in this press release, GFI does not undertake to publicly update any of its forward-looking statements contained in future press releases or other communications, whether as a result of new information, future events or otherwise.

Conference Call

GFI has scheduled an investor conference call at 10:00 a.m. (Eastern Time) today, Thursday, September 7, 2006 to review the transaction and the Company’s revised revenue guidance. Those wishing to listen to the live conference via telephone should dial 617-614-2705 in North America and +44-20-7365-8426 in Europe and ask for the “GFI Group” conference call.  A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Web site. For web cast registration information, please visit the Investor Relations page at http://www.gfigroup.com.  Following the conference call, an archived recording will be available at the same site.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,200 people with additional offices in Englewood (NJ), London, Paris, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,700 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, Starsupply®, GFInet®, CreditMatch® and FENICS®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; risks associated with potential acquisitions by us of businesses or technologies; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk